UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013 (February 20, 2013)

FORESTAR GROUP INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33662	13-3662953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bee Cave Road, Building Two, Suite 500 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 433-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2013, Forestar Group Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $125 million aggregate principal amount of 3.75% Convertible Senior Notes due 2020 (the “Notes”), which includes $15 million aggregate principal amount as a result of the Underwriters exercising in full their option to purchase additional Notes.

The closing of the sale of the Notes is occurring on February 26, 2013. The Notes are being issued pursuant to the Indenture dated February 26, 2013 (the “Base Indenture”), as supplemented by the Supplemental Indenture dated February 26, 2013 (the “Supplemental Indenture,” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be senior unsecured obligations of the Company, pay interest semi-annually in arrears on March 1 and September 1 of each year, beginning September 1, 2013, at a rate of 3.75% per annum and will mature on March 1, 2020. Prior to the close of business on the business day immediately preceding November 1, 2019, the Notes will be convertible only upon specified events and during specified periods. On or after November 1, 2019, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes. The Notes are initially convertible at a conversion rate of 40.8351 shares of the Company’s common stock (the “Common Stock”) per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $24.49 per share, representing approximately a 37.5% conversion premium based on the closing price of $17.81 per share of the Common Stock on February 20, 2013. The conversion rate is subject to adjustment upon the occurrence of certain events. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its Common Stock or a combination of cash and shares of its Common Stock, at the Company’s election. The Notes may not be redeemed by the Company prior to maturity.

If the Company undergoes a “fundamental change” (as defined in the Indenture), holders will, subject to certain conditions, have the option to require the Company to purchase their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change purchase date. In addition, if a “make-whole fundamental change” (as defined in the Indenture) occurs, the Company will, in some cases and subject to certain limitations, increase the conversion rate for a holder who converts its Notes in connection with that make-whole fundamental change.

The occurrence of an Event of Default (as defined in the Indenture) may, subject to certain conditions set forth in the Indenture, lead to the outstanding principal, plus accrued and unpaid interest, if any, of the Notes being immediately due and payable. The Indenture provides that an Event of Default will occur if:

•	the Company fails to pay the interest on any Note when due and payable and such failure continues for a period of 30 days;

•	the Company fails to pay the principal of, or the premium on, any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

•	the Company fails to convert any Note in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for five business days;

•	the Company fails to comply with its obligations under the Indenture with respect to transactions involving the Company’s merger, consolidation, or sale of assets;

•

the Company fails to comply with its notice obligations in connection with specified corporate events, a make-whole fundamental change or a fundamental change, in each case as set forth in the Indenture;

•

the Company fails for 60 days after written notice from the Trustee or holders of at least 25% principal amount of the Notes then outstanding to comply with any of its other agreements contained in the Notes or Indenture;

•

default by the Company, Forestar USA or another of its “significant subsidiaries”, as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission as in effect on the original date of issuance of the Notes, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt (other than non-recourse debt of a special purpose subsidiary) for money borrowed in excess of $15 million in the aggregate of the Company, Forestar USA and/or such other significant subsidiaries, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable or (ii) from a failure to pay the principal of or premium, if any, on any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; provided, however, that, with respect to any entity in which the Company owns, directly or indirectly, less than all but greater than 50% of the issued and outstanding equity interests but for which it, directly or through an intermediary, does not, and is not obligated pursuant to any existing agreement to, actively control, manage or conduct the business, such default would constitute an event of default only if it continues for a period of 15 business days after the Company becomes aware of such default;

•

the failure by the Company, Forestar USA or any of its majority owned significant subsidiaries within 60 days to pay bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company, Forestar USA or such other subsidiary exceeds in the aggregate $15 million, which are not stayed on appeal; and

•	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its majority owned significant subsidiaries.

The summary of each of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, and the Notes is qualified in its entirety by reference to the text of the documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3 to this Current Report and are incorporated herein by reference.

The offering was made pursuant to an existing and effective shelf registration statement on Form S-3 (File No. 333-179612) with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement filed with the SEC on February 19, 2013 and a final prospectus supplement filed with the SEC on February 22, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The net proceeds from the offering will be approximately $119.8 million after deducting the Underwriters’ commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering, along with cash on hand, to repay outstanding borrowings under its revolving line of credit under its senior secured credit facility, to fund anticipated investments in oil and gas wells of approximately $72.5 million and other strategic growth opportunities, including opportunistic real estate acquisitions and investments in real estate development, and for general corporate purposes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of February 20, 2013, by and between the Company and Goldman, Sachs & Co.

4.1	Indenture, dated February 26, 2013.

4.2	Supplemental Indenture, dated February 26, 2013.

4.3	Form of 3.75% Convertible Senior Note due 2020 (included in Exhibit 4.2).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.

Date: February 26, 2013	By:	/s/ David M. Grimm
David M. Grimm
Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No	Description

1.1	Underwriting Agreement, dated as of February 20, 2013, by and between the Company and Goldman, Sachs & Co.

4.1	Indenture, dated February 26, 2013.

4.2	Supplemental Indenture, dated February 26, 2013.

4.3	Form of 3.75% Convertible Senior Note due 2020 (included in Exhibit 4.2).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).